                                                                    EXHIBIT 11.1

                   PHOTOELECTRON CORPORATION AND SUBSIDIARY
                         (A Development Stage Company)
                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                                           Year Ended
                                              ------------------------------------------------------------------------------------
                                                  1991          1992           1993           1994           1995        1995
                                                                                                                         Proforma
Computation of Primary Loss Per Share
  Net loss                                     ($973,773)   ($1,586,239)   ($2,267,460)   ($2,671,648)   ($4,117,158)  ($4,117,158)

Shares
  Weighted average shares outstanding            747,500        926,146      1,126,500      1,328,992      1,107,310      1,107,310
Add: Shares issuable from assumed exercise
  of stock options and warrants and conversion
  of other common stock equivalents issued
  within one year prior to the filing of this
  registration statement                         339,823        339,823        339,823        339,823        339,823        339,823

Add: Shares issuable from assumed conversion
  of the preferred stock upon closing of
  the offering                                                                                                            2,584,545
                                              -----------  -------------  -------------  -------------  -------------  -------------
Weighted average common and common
  equivalents shares outstanding               1,087,323      1,265,969      1,466,323      1,668,815      1,447,133      4,031,678
                                              -----------  -------------  -------------  -------------  -------------  -------------
Loss per share:
    Net loss                                       ($.90)        ($1.25)        ($1.55)        ($1.60)        ($2.85)        ($1.02)
                                              -----------  -------------  -------------  -------------  -------------  ------------
Computation of Fully Diluted Loss Per Share
    Net loss                                   ($973,773)   ($1,586,239)   ($2,267,460)   ($2,671,648)   ($4,117,158)   ($4,117,158)

Shares:
    Weighted average shares outstanding          747,500        926,146      1,126,500      1,328,992      1,107,310      1,107,310

Add: Shares issuable from assumed exercise
    of stock options and warrants and
    conversion of other common stock
    equivalents                                  339,823        339,823        339,823        339,823        339,823        339,823

Add: Shares issuable from assumed conversion
    of the preferred stock upon closing of
    the offering                                                                                                          2,584,545
                                              -----------  -------------  -------------  -------------  -------------  ------------
Weighted average common and common
    equivalents shares outstanding             1,087,323      1,265,969      1,466,323      1,668,815      1,447,133      4,031,678
                                              -----------  -------------  -------------  -------------  -------------  ------------
Loss per share:
    Net loss                                       ($.90)        ($1.25)        ($1.55)        ($1.60)        ($2.85)        ($1.02)
                                              -----------  -------------  -------------  -------------  -------------  ------------
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
                                                                                                Nine Months
                                                                                                   Ended
                                                                                              September 28, 1996
                                                             Nine Months Ended                    Pro Forma
                                                    --------------------------------------     -----------------
                                                   September 30, 1995   September 28, 1996
Computation of Primary Loss Per Share
  Net loss                                           ($2,331,333)          ($3,319,169)           ($3,319,169)

Shares
  Weighted average shares outstanding                  1,106,001             1,579,506              1,579,506
Add: Shares issuable from assumed exercise
  of stock options and warrants and conversion
  of other common stock equivalents issued
  within one year prior to the filing of this
  registration statement                                 339,823               339,823                339,823

Add: Shares issuable from assumed conversion
  of the preferred stock upon closing of
  the offering                                                                                      2,583,295
                                                    --------------        --------------         --------------
Weighted average common and common
  equivalents shares outstanding                       1,445,824             1,919,329              4,502,624
                                                    --------------        --------------         --------------
Loss per share:
    Net loss                                              ($1.61)               ($1.73)                 ($.74)
                                                    --------------        --------------          --------------
Computation of Fully Diluted Loss Per Share
    Net loss                                         ($2,331,333)          ($3,319,169)           ($3,319,169)

Shares:
    Weighted average shares outstanding                1,106,001             1,579,506              1,579,506

Add: Shares issuable from assumed exercise
    of stock options and warrants and
    conversion of other common stock
    equivalents                                          339,823               339,823                339,823

Add: Shares issuable from assumed conversion
    of the preferred stock upon closing of the
    offering                                                                                        2,583,295
                                                    --------------        --------------         --------------
Weighted average common and common
    equivalents shares outstanding                     1,445,824             1,919,329              4,502,624
                                                    --------------        --------------         --------------
Loss per share:
    Net loss                                              ($1.61)               ($1.73)                 ($.74)
                                                    --------------        --------------         --------------

                                                           $0.00                 $0.00                  $0.00
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